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                                                                    EXHIBIT 23.1

              Consent Of Independent Certified Public Accountants


Advanced Nutraceuticals, Inc.
(Formerly Nutrition for Life International, Inc.)
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement of Advanced Nutraceuticals, Inc. (the successor issuer to Nutrition For Life International, Inc.) on Form S-8 (File No. 33-99366) of our report dated December 29, 1998 relating to the consolidated financial statements of Advanced Nutraceuticals, Inc. (formerly Nutrition for Life International, Inc.) appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2000.

                                   BDO Seidman, LLP
Houston, Texas
January 16, 2001